To the Stockholders:

     The Annual Meeting of Stockholders of BNY Mellon Municipal Bond Infrastructure Fund, Inc. (the “Fund”) will be held at the offices of BNY Mellon Investment Adviser, Inc., 240 Greenwich Street, 10th Floor, New York, New York 10286 on Tuesday, August 6, 2019 at 10:00 a.m., Eastern time, for the following purposes:

1. To elect three Class II Directors to serve for a three-year term and until their respective successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

     Stockholders of record at the close of business on June 3, 2019 will be entitled to receive notice of and to vote at the meeting.

New York, New York
June 28, 2019

     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board”) of BNY Mellon Municipal Bond Infrastructure Fund, Inc. (the “Fund”) to be used at the Annual Meeting of Stockholders of the Fund to be held on Tuesday, August 6, 2019 at 10:00 a.m., Eastern time, at the offices of BNY Mellon Investment Adviser, Inc., the Fund’s investment adviser (the “Investment Adviser”), at 240 Greenwich Street, 10th Floor, New York, New York 10286, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on June 3, 2019 are entitled to be present and to vote at the meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, or if you have voted by telephone or through the Internet, your vote nevertheless may be revoked after it is received by sending another proxy by mail, by calling the toll-free telephone number on the proxy card or through the Internet. To be effective, such revocation must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given.

     A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the meeting. If a quorum is not present at the meeting, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting. If a proposal is to be voted upon by only one class of the Fund’s shares, a quorum of that class of shares (the holders of a majority of the outstanding shares of the class) must be present in person or by proxy at the meeting in order for the proposal to be considered. The Fund has two classes of capital stock: Common Stock, par value $0.001 per share (the “Common Stock”), and Variable Rate Muni Term Preferred Shares, par value $0.001 per share, liquidation preference $100,000 per share (the “VMTP Shares”). As of June 3, 2019, the Fund had outstanding the following number of shares:

Common
Stock Outstanding	VMTP Shares Outstanding
18,381,981	750

     It is estimated that proxy materials will be mailed to stockholders of record on or about June 28, 2019. To reduce expenses, only one copy of this proxy statement will be mailed to certain addresses shared by two or more accounts. If you wish to revoke this arrangement and receive individual copies, you may do so at any time by writing to the address or calling the phone number set forth below. The Fund will begin sending you individual copies promptly after receiving your request. The principal executive office of the Fund is located at 240 Greenwich Street, 18th Floor, New York, New York 10286. Copies of the Fund’s most recent Annual Report to Stockholders is available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or by calling toll-free 1-800-334-6899.

     Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 6, 2019: This proxy statement, and a copy of the Fund’s most recent Annual Report to Stockholders, are available at https://im.bnymellon.com/us/en/intermediary/ products/closed-end-funds.jsp.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Board is divided into three classes with the term of office of one class expiring each year. It is proposed that stockholders of the Fund consider the election of three Class II Directors to serve for three-year terms and until their respective successors are duly elected and qualified. The individual nominees (the “Nominees”) proposed for election are Robin A. Melvin, Nathan Leventhal and J. Charles Cardona. Each Nominee currently serves as a Director of the Fund, a board member of certain other funds in the BNY Mellon Family of Funds, and has previously been elected by the Fund’s stockholders. Each Nominee was nominated by the Fund’s nominating committee and has consented to being named in this proxy statement and has agreed to continue to serve as a Director if elected. Biographical information about each Nominee is set forth below. Biographical information about the Fund’s Directors who are not standing for election at the meeting but who will continue to be Directors of the Fund (each, a “Continuing Director”), information on each Nominee’s and Continuing Director’s ownership of Fund shares and other relevant information is set forth on Exhibit A. None of the Nominees are deemed to be an “interested person,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the Fund (“Interested Director”). Except for Gordon J. Davis, none of the Continuing Directors are deemed to be Interested Directors of the Fund. Mr. Davis is deemed to be an Interested Director of the Fund as a result of his affiliation with Venable LLP, which provides legal services to the Fund.

     Under the 1940 Act and the terms of the Fund’s Charter, holders of Common Stock and VMTP Shares will vote together as a single class with respect to the election of Ms. Melvin and Mr. Cardona; and VMTP Share holders will vote separately, to the exclusion of holders of the Common Stock, with respect to the election of Mr. Leventhal.

     The persons named as proxies on the accompanying proxy card intend to vote each proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for elections to office. It is not contemplated that any Nominee will be unable to serve as a Director for any reason, but, if that should occur prior to the meeting, the proxyholders reserve the right to substitute another person or persons of their choice as nominee or nominees.

     Board’s Oversight Role in Management. The Board’s role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Adviser and its affiliates, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including senior personnel of the Investment Adviser, the Fund’s and the Investment Adviser’s Chief Compliance Officer and portfolio management personnel. The Board’s audit committee (which consists of all Directors who are not “interested persons” (as defined in the 1940 Act) of the Fund (“Independent Directors”)) meets during its regularly scheduled and special meetings, and between meetings the audit committee chair is available to the Fund’s independent registered public accounting firm and the Fund’s Chief Financial Officer. The Board also receives periodic presentations from senior personnel of the Investment Adviser or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas, such as cybersecurity, business continuity, personal trading, valuation, credit and investment research. As warranted, the Board also receives informational reports from counsel to the Fund and the Board’s independent legal counsel regarding regulatory compliance and governance matters. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, the Investment Adviser and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund, and the Board’s risk management oversight is subject to inherent limitations.

     Board Composition and Leadership Structure. The 1940 Act requires that at least 40% of the Fund’s Directors be Independent Directors and as such are not affiliated with the Investment Adviser. To rely on certain exemptive rules under the 1940 Act, a majority of the Fund’s Directors must be Independent Directors, and for certain important matters, such as the approval of the investment advisory agreement or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, eight of the nine Directors, including the Chairman of the Board, are Independent Directors. The Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with the Investment Adviser, is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to: (i) the services that the Investment Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships; (ii) the extent to which the day-to-day operations of the Fund are conducted by Fund officers and employees of the Investment Adviser and its affiliates; and (iii) the Board’s oversight role in management of the Fund.

     Information About Each Nominee’s and Continuing Director’s Experience, Qualifications, Attributes or Skills. Nominees for Director of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below. The address of each Nominee is 240 Greenwich Street, New York, New York 10286. Specific information about the Continuing Directors, information on each Nominee’s and Continuing Director’s ownership of Fund shares, and other relevant information is set forth on Exhibit A.

Nominees for Class II Directors with Terms Expiring in 2022

Name (Age) of Nominee		Other Public Company
Board Position with Fund	Principal Occupation	Board Memberships
(Since)	During Past 5 Years	During Past 5 Years
NATHAN LEVENTHAL (76)	President Emeritus of	Movado Group, Inc.,
VMTP Shares Designee	Lincoln Center for the	Director (2003 - present)
Class II Director (2013)	Performing Arts (2001 -
present)
Chairman of the Avery Fisher
Artist Program (1997 -
2014)

ROBIN A. MELVIN (55)	Co-Chair, Illinois	None
Class II Director (2014)	Mentoring Partnership,
non-profit organization
dedicated to increasing
the quantity and quality
of mentoring services in
Illinois (2014 - present;
board member since 2013)

Nominees for Class II Directors with Terms Expiring in 2022 (cont’d)

Name (Age) of Nominee		Other Public Company
Board Position with Fund	Principal Occupation	Board Memberships
(Since)	During Past 5 Years	During Past 5 Years
J. CHARLES CARDONA(63)	Retired.	None
Class II Director (2014)	President and a Director of
the Investment Adviser
(2008 - 2016)
Chairman of BNY Mellon
Securities Corporation
(2013 - 2016; Executive
Vice President, 1997 -
2013)

     Each Nominee, except Mr. Cardona, has been a BNY Mellon Family of Funds board member for over twenty years. Mr. Cardona was an employee of The Dreyfus Corporation, the predecessor of the Investment Adviser, for over 30 years prior to his retirement in 2016. Additional information about each Nominee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Nominee possesses which the Board believes has prepared them to be effective Directors (this information for the Continuing Directors is set forth on Exhibit A). The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of Board effectiveness. However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a Director’s educational background; business or professional training or practice (e.g., medicine, accounting or law); public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. The charter for the Board’s nominating committee contains certain other factors considered by the committee in identifying and evaluating potential Director nominees. To assist them in evaluating matters under federal and state law, the Directors are counseled by their independent legal counsel, who participates in Board meetings and interacts with the Investment Adviser and also may benefit from information provided by the Investment Adviser’s counsel; counsel to the Fund and to the Board has significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Independent Director Nominees

     Robin A. Melvin – Since 2014, Ms. Melvin has served as Co-Chair of Illinois Mentoring Partnership, a non-profit organization dedicated to increasing the quantity and quality of mentoring services in Illinois, and has served as a board member since 2013. Ms. Melvin served as Director of the Boisi Family Foundation, a private family foundation that supports organizations serving the needs of youth from disadvantaged circumstances, from 1995 to 2012. In that role she also managed the Boisi Family Office, providing the primary interface with all investment managers, legal advisors and other service providers to the family. She has also served in various roles with MENTOR, a national non-profit youth mentoring advocacy organization, including Executive Director of the New York City affiliate, Vice President of the national affiliate network, Vice President of Development, and, immediately prior to her departure, Senior Vice President in charge of strategy. Prior to that, Ms. Melvin was an investment banker with Goldman Sachs Group, Inc.

     Nathan Leventhal – Mr. Leventhal was previously a Commissioner of the New York City Planning Commission. Previously, Mr. Leventhal served in a number of senior positions in New York City Government, including Fiscal Director of the Human Resources Administration and Chief of Staff to Mayor John V. Lindsay, Deputy Mayor to Mayor Ed Koch, and Transition Chairman for both Mayors David Dinkins and Michael Bloomberg. Mr. Leventhal is a former partner in the law firm Poletti Freidin Prashker Feldman & Gartner. In the not-for-profit sector, Mr. Leventhal served as President of Lincoln Center for the Performing Arts and Chairman of the Avery Fisher Artist Program; he is now President Emeritus of Lincoln Center for the Performing Arts.

     J. Charles Cardona – Mr. Cardona was the President and a Director of The Dreyfus Corporation, the predecessor of the Investment Adviser, and the Chief Executive Officer of Dreyfus Cash Investment Strategies until he retired in 2016. From 2013 to 2016, Mr. Cardona served as Chairman of BNY Mellon Securities Corporation, and he previously served as an Executive Vice President, from 1997 to 2013. He also served as President of the Institutional Services Division of BNY Mellon Securities Corporation. He joined the Institutional Services Division in 1985 with management responsibility for all Institutional Operations and Client Service units. Prior to joining the Institutional Services Division, he served as

Assistant Director of Sales and Services in the Retail Division of BNY Mellon Securities Corporation, which he joined in 1981.

     Fund Board Committees. The Fund has standing audit, nominating, compensation and litigation committees, each comprised of its Independent Directors, except that Mr. DiMartino does not serve on the compensation committee.

     The function of the audit committee is (1) to oversee the Fund’s accounting and financial reporting processes and the audits of the Fund’s financial statements and (2) to assist in the Board’s oversight of the integrity of the Fund’s financial statements, the Fund’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Fund’s independent registered public accounting firm. A copy of the Fund’s Audit Committee Charter, which describes the audit committee’s purposes, duties and responsibilities, is available at www.im.bnymellon.com in the “BNY Mellon Audit Committee Charter” section under “Investments – Closed End Funds.”

      The Fund’s nominating committee is responsible for selecting and nominating persons as members of the Board for election or appointment by the Board and for election by stockholders. In evaluating potential nominees, including any nominees recommended by stockholders, the committee takes into consideration the factors listed in the Fund’s Nominating Committee Charter and Procedures (the “Nominating Committee Charter”), including character and integrity, and business and professional experience. The nominating committee may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations. The committee will consider recommendations for nominees from stockholders submitted to the Secretary of the Fund, c/o BNY Mellon Legal Department, 240 Greenwich Street, 18th Floor, New York, New York 10286, and including information regarding the recommended nominee as specified in the Nominating Committee Charter. The Nominating Committee Charter is not available on the Fund’s or the Investment Adviser’s website, but is attached as Exhibit B to the Fund’s proxy statement for the 2019 annual stockholder meeting.

     The function of the compensation committee is to establish the appropriate compensation for serving on the Board.

     The litigation committee seeks to address any potential conflicts of interest between the Fund and the Investment Adviser in connection with any potential or existing litigation or other legal proceeding relating to securities held by the Fund and held or otherwise deemed to have a beneficial interest held by the Investment Adviser or its affiliate.

     The Fund also has a standing pricing committee comprised of any one Independent Director. The function of the pricing committee is to assist in valuing the Fund’s investments.

     Compensation. Each Nominee also serves as a board member of certain other funds in the BNY Mellon Family of Funds. Annual retainer fees and meeting attendance fees are allocated among the Fund and those other funds on the basis of net assets, with the Chairman of the Board, Mr. DiMartino, receiving an additional 25% of such compensation. The Fund reimburses Directors for travel and out-of-pocket expenses in connection with attending Board or committee meetings. The Fund does not have a bonus, pension, profit-sharing or retirement plan. Each advisory Director is entitled to receive a per meeting attended fee of one-half the amount paid to Directors.

     The amount of compensation paid to each Nominee by the Fund for the fiscal year ended February 28, 2019, and the aggregate amount of compensation paid to each Nominee by all funds in the BNY Mellon Family of Funds for which the Nominee was a board member during 2018, was as follows*:

		Aggregate Compensation from
	Compensation from	the Fund and Fund Complex
Name of Nominee	the Fund	Paid to Nominee (**)
Independent Director Nominees
J. Charles Cardona	$5,030	$270,500 (34)
Nathan Leventhal	$5,026	$436,000 (48)
Robin A. Melvin	$5,019	$808,000 (102)

*	Amounts shown do not include expenses reimbursed to Directors for attending Board meetings.
**	Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Nominee served as a board member in 2018.

     For the Fund’s most recent fiscal year, the number of Board and committee meetings held and the amount of compensation paid by the Fund to the Continuing Directors and the aggregate amount of compensation paid by all funds in the BNY Mellon Family of Funds for which each such person was a board member in 2018 are set forth on Exhibit A. Certain other information concerning the Fund’s Directors and officers also is set forth on Exhibit A.

Required Vote

     The election of each Nominee requires the affirmative vote of a plurality of votes cast at the Fund’s meeting for the election of Directors, if a quorum is present.

ADDITIONAL INFORMATION

Selection of Independent Registered Public Accounting Firm

     The 1940 Act requires that the Fund’s independent registered public accounting firm (the “independent auditors” or “auditors”) be selected by a majority of the Independent Directors. The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Fund’s independent auditors. At a meeting held on March 5, 2019, the Fund’s audit committee approved and the Fund’s Board, including a majority of the Independent Directors, ratified and approved the selection of Ernst & Young LLP (“EY”) as the independent auditors for the Fund’s fiscal year ending February 28, 2020. EY, a major international accounting firm, has acted as independent auditors of the Fund since the Fund’s organization. The audit committee’s report relating to the Fund’s financial statements for the year ended February 28, 2019 is attached as Exhibit C to this proxy statement.

Independent Registered Public Accounting Firm Fees and Services

     The following chart reflects fees billed by EY in the Fund’s last two fiscal years. For Service Affiliates (i.e., the Investment Adviser and any entity controlling, controlled by or under common control with the Investment Adviser that provides ongoing services to the Fund), such fees represent only those fees that required pre-approval by the audit committee, except the Aggregate Non-Audit Fees amounts, which include all non-audit fees billed by EY to the Fund and Service Affiliates. All services provided by EY were pre-approved as required.

	Fund[1]	Service Affiliates[1]
Audit Fees	$36,997/$37,644	$0/$0
Audit-Related Fees[2]	$11,448/$6,807	$0/$0
Tax Fees[3]	$3,674/$3,506	$0/$0
All Other Fees	$0/$0	$0/$0
Aggregate Non-Audit Fees[4]	N/A	$29,136,713/$44,991,178

________________________
1 For the Fund’s fiscal years ended February 28, 2018/February 28, 2019.
2 Services to the Fund included security counts required by Rule 17f-2 under the 1940 Act.
3 Services to the Fund consisted of: (i) review or preparation of U.S. federal, state, local and excise tax returns; (ii) U.S. federal, state and local tax planning, advice and assistance regarding statutory, regulatory or administrative developments; and (iii) tax advice regarding tax qualification matters and/or treatment of various financial instruments held or proposed to be acquired or held.
4 Aggregate non-audit fees billed by EY to the Fund and Service Affiliates are shown under the Service Affiliates column.

     Audit Committee Pre-Approval Policies and Procedures. The Fund’s audit committee has established policies and procedures (the “Policy”) for pre-approval (within specified fee limits) of EY’s engagement for audit and non-audit services to the Fund and non-audit services to Service Affiliates without specific case-by-case consideration. The pre-approved services in the Policy can include pre-approved audit services, pre-approved audit-related services, pre-approved tax services and pre-approved all other services. Pre-approval considerations include whether the proposed services are compatible with maintaining EY’s independence. Pre-approvals pursuant to the Policy are considered annually. In addition, proposed services requiring pre-approval but not covered by the Policy are considered from time to time as necessary.

     Auditor Independence. The Fund’s audit committee has considered whether the provision of non-audit services that were rendered to Service Affiliates that did not require pre-approval is compatible with maintaining EY’s independence.

     A representative of EY is expected to be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Service Providers

     BNY Mellon Investment Adviser, Inc., located at 240 Greenwich Street, New York, New York 10286, serves as the Fund’s investment adviser.

     The Bank of New York Mellon (“BNY Mellon”), an affiliate of the Investment Adviser, located at 240 Greenwich Street, New York, New York 10286, acts as Custodian for the assets of the Fund.

     Computershare Inc., located at 480 Washington Boulevard, Jersey City, New Jersey 07310, acts as the Fund’s Transfer Agent, Dividend-Paying Agent and Registrar.

Voting Information

To vote, you may use any of the following methods:

  By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.

  By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

  By Telephone. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.

  In Person. Any stockholder who attends the meeting in person may vote by ballot at the meeting.

     Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted “for” a proposal. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote or represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power), the Fund’s shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business, but will not constitute a vote “for” a proposal and will have no effect on the result of the vote.

     The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone. Authorizations to execute proxies may be obtained by electronic transmission or by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited (as opposed to where the stockholder calls the toll-free telephone number directly to vote), the stockholder will be asked to provide or confirm certain identifiable information and to confirm that the stockholder has received the Fund’s proxy statement and proxy card in the mail. Within 72 hours of receiving a stockholder’s solicited telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation.

OTHER MATTERS

     The Fund’s Board is not aware of any other matter which may come before the meeting. However, should any such matter properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

     Any proposals of stockholders that are intended to be presented at the Fund’s 2020 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Secretary of the Fund at the Fund’s principal executive offices no later than February 29, 2020 and must comply with all other legal requirements in order to be included in the Fund’s proxy statement and forms of proxy for that meeting. Under the Fund’s current bylaws, for other stockholder proposals to be presented at the 2020 Annual Meeting of Stockholders (but not included in the Fund’s proxy statement), a stockholder’s notice shall be delivered to the Secretary of the Fund at the Fund’s principal office no earlier than January 30, 2020 and no later than 5:00 p.m., Eastern time on February 29, 2020. If the 2020 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from August 6, 2020, then timely notice must be delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern time on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals must include the information required by the Fund’s bylaws.

     Stockholders who wish to communicate with Directors should send communications to the attention of the Secretary of the Fund, c/o BNY Mellon Legal Department, 240 Greenwich, New York, New York 10286, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to the Chairman of the Board.

NOTICE TO BANKS, BROKER/DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, in care of Computershare Inc., Proxy Department, 480 Washington Blvd., 27th floor, Jersey City, New Jersey 07310, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares. The Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE OR OTHERWISE VOTE PROMPTLY.

Dated: June 28, 2019

EXHIBIT A

PART I

     Part I sets forth information regarding the Continuing Directors, Board and committee meetings and share ownership.

     Information About the Continuing Directors’ Experience, Qualifications, Attributes or Skills. The Continuing Directors of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below. The address of each Continuing Director is 240 Greenwich Street, New York, New York 10286.

Continuing Class III Directors with Terms Expiring in 2020

Name (Age) of
Continuing Director		Other Public Company
Board Position with Fund	Principal Occupation	Board Memberships
(Since)	During Past 5 Years	During Past 5 Years

Independent Directors

JOSEPH S. DiMARTINO (75)	Corporate Director and	CBIZ (formerly, Century
Chairman of the Board	Trustee (1995 - present)	Business Services, Inc.), a
Class III Director (2013)		provider of outsourcing
functions for small and
medium size companies,
Director (1997 - present)

ISABEL P. DUNST (72)	Senior Counsel, Hogan	None
Class III Director (2014)	Lovells LLP (2015 - 2019;
previously, Partner, 1990 -
2014)

BENAREE PRATT WILEY (73)	Principal, The Wiley Group,	CBIZ (formerly, Century
VMTP Shares Designee	a firm specializing in	Business Services, Inc.),
Class III Director (2013)	strategy and business	a provider of outsourcing
	development (2005 -	functions for small and
	present)	medium size companies,
Director (2008 - present)

Continuing Class I Directors with Terms Expiring in 2021

Name (Age) of Nominee		Other Public Company
Board Position with	Principal Occupation	Board Memberships
Fund (Since)	During Past 5 Years	During Past 5 Years

Independent Directors

FRANCINE J. BOVICH (67)	Trustee, The Bradley Trusts,	Annaly Capital Management,
Class I Director (2015)	private trust funds (2011 -	Inc., a real estate investment
	present)	trust, Director (2014 -
present)

ROSLYN M. WATSON (69)	Principal, Watson	None
Class I Director (2014)	Ventures, Inc., a real estate
investment company
(1993 - present)

Interested Director

GORDON J. DAVIS (77)[1]	Partner in the law firm of	Consolidated Edison, Inc., a
Class I Director (2013)	Venable LLP (2012 -	utility company, Director
	present)	(1997 - 2014)
The Phoenix Companies,
Inc., a life insurance
company, Director (2000 -
2014)

__________________
1Mr. Davis is deemed to be an Interested Director as a result of his affiliation with Venable LLP, which provides legal services to the Fund.

     Each Continuing Director, except Ms. Bovich, has been a BNY Mellon Family of Funds board member for over twenty years. Ms. Bovich has been in the asset management business for over 40 years. Additional information about the Continuing Directors follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that the Continuing Directors possess which the Board believes has prepared them to be effective Directors.

Independent Directors

     Francine J. Bovich – Ms. Bovich currently also serves as a Trustee for The Bradley Trusts, private trust funds, and as a Director of Annaly Capital Management, Inc., a real estate investment trust. She is an Emeritus Trustee of Connecticut College, where she served as Trustee from 1986 to 1997, and currently serves as Chair of the Investment Sub-Committee for Connecticut College’s endowment fund. From April 1993 until September 2010, Ms. Bovich was a Managing Director at Morgan Stanley Investment Management, holding various positions including Co-Head of Global Tactical Asset Allocation Group, Operations Officer, and Head of the U.S. Institutional Equity Group. Prior to joining Morgan Stanley Investment Management, Ms. Bovich was Principal, Executive Vice President and Senior Portfolio Manager at Westwood Management Corporation, where she worked from 1986 until 1993. From 1980 to 1986, she worked at CitiCorp Investment Management, Inc. as Managing Director and Senior Portfolio Manager. From 1973 to 1980, Ms. Bovich was an Assistant Vice President and Equity Portfolio Manager at Bankers Trust Company. From 1991 to 2005, she served as U.S. Representative to the United Nations Investments Committee, advising a global portfolio of approximately $30 billion.

     Joseph S. DiMartino – Mr. DiMartino has been the Chairman of the Board of the funds in the BNY Mellon Family of Funds for over 20 years. From 1971 through 1994, Mr. DiMartino served in various roles as an employee of The Dreyfus Corporation (prior to its acquisition by a predecessor of BNY Mellon in August 1994 and related management changes), including portfolio manager, President, Chief Operating Officer and a director. He ceased being an employee or director of The Dreyfus Corporation by the end of 1994. From July 1995 to November 1997, Mr. DiMartino served as Chairman of the Board of The Noel Group, a public buyout firm; in that capacity, he helped manage, acquire, take public and liquidate a number of operating companies. From 1986 to 2010, Mr. DiMartino served as a Director of the Muscular Dystrophy Association.

     Isabel P. Dunst – Ms. Dunst has been practicing law for over 40 years. Half of her career was spent at the U.S. Department of Health and Human Services, where she had major legal and management responsibilities for the operation of the General Counsel’s Office of the Agency, including serving as its Deputy General Counsel, the senior career legal position. From 2015 to 2019, Ms. Dunst served as Senior Counsel to Hogan Lovells LLP, a Washington based international law firm, which she joined in 1990. Ms. Dunst was a partner of the firm for approximately 25 years. Ms. Dunst currently serves on the Board of Trustees of the Union for Reform Judaism and on the Board of Governors of Hebrew Union College – Jewish Institute of Religion.

     Roslyn M. Watson – Ms. Watson has been a business entrepreneur in commercial and residential real estate for over 15 years. Ms. Watson currently serves as President and Founder of Watson Ventures, Inc., a real estate development investment firm, and her board memberships include American Express Bank, FSB, The Hyams Foundation, Inc. (emeritus), Pathfinder International and Simmons University. Previously, she held various positions in the public and private sectors, including General Manager for the Massachusetts Port Authority. She has received numerous awards, including the Woman of Achievement award from the Boston Big Sister Association and the Working Woman of the Year Award from Working Woman Magazine.

     Benaree Pratt Wiley – Ms. Wiley is a Principal of The Wiley Group, a firm specializing in personnel strategy, talent management and leadership development primarily for global insurance and consulting firms. Prior to that, Ms. Wiley served as the President and Chief Executive Officer of The Partnership, Inc., a talent management organization for multicultural professionals in the greater Boston region. Ms. Wiley currently serves on the board of Blue Cross Blue Shield of Massachusetts. She has also served on the boards of several public companies and charitable organizations, including serving as chair of the advisory board of PepsiCo African-American.

Interested Director

     Gordon J. Davis – Mr. Davis is a partner in the law firm of Venable LLP where his practice focuses on complex real estate, land use development and related environmental matters; state and municipal authorities and financings; and cultural and not-for-profit organizations. Prior to joining the firm in 2012, Mr. Davis served as a partner in the law firm of Dewey & LeBoeuf LLP from 1994 until 2012. Mr. Davis also served as a Commissioner and member of the New York City Planning Commission, and as Commissioner of Parks and Recreation for the City of New York. Mr. Davis was a co-founder of the Central Park Conservancy and the founding Chairman of Jazz at the Lincoln Center for the Performing Arts in New York City. He has also served as President of Lincoln Center. Prior to August 1994, Mr. Davis served on the board of The Dreyfus Corporation. He also served as a Director of Consolidated Edison, Inc., a utility company, and The Phoenix Companies, Inc., a life insurance company.

     Nominees’ and Continuing Directors’ Ownership of Fund Shares. The table below indicates the dollar range of the Nominees’ and the Continuing Directors’ ownership of shares of the Fund’s Common Stock and shares of other funds in the BNY Mellon Family of Funds, in each case as of December 31, 2018.

	Fund	Aggregate Holding of
Name of Continuing	Common	Funds in the
Director or Nominee	Stock	BNY Mellon Family of Funds
Independent Directors and
Director Nominees
J. Charles Cardona*	$50,001 – $100,000	Over $100,000
Joseph S. DiMartino	None	Over $100,000
Isabel P. Dunst	None	$50,001 – $100,000
Francine J. Bovich	None	None
Nathan Leventhal*	None	Over $100,000
Robin A. Melvin*	None	Over $100,000
Roslyn M. Watson	None	$50,001 – $100,000
Benaree Pratt Wiley	None	$50,001 – $100,000
Interested Director
Gordon J. Davis	None	Over $100,000

____________
*Nominee.

     As of December 31, 2018, none of the Nominees or Continuing Directors or their immediate family members owned securities of the Investment Adviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Investment Adviser.

PERTAINING TO THE BOARD

• The Fund held seven Board meetings, five audit committee meetings and one nominating committee meeting during the last fiscal year. The litigation, compensation and pricing committees did not meet during the last fiscal year.

• The Fund does not have a formal policy regarding Directors’ attendance at annual meetings of stockholders. Directors did not attend last year’s annual meeting of stockholders.

• All Continuing Directors and Nominees attended at least 75% of the meetings of the Board and committees of which they were a member held in the last fiscal year.

     Compensation Table. The amount of compensation paid to each Continuing Director by the Fund for the fiscal year ended February 28, 2019, and the aggregate amount of compensation paid to each Continuing Director by all funds in the BNY Mellon Family of Funds for which the Continuing Director was a board member during 2018, was as follows†:

		Aggregate Compensation
	Compensation	from the Fund and
Name of	from the	Fund Complex Paid to
Continuing Director	Fund	Continuing Director(**)
Independent Directors
Francine J. Bovich	$5,023	$660,000 (74)
Joseph S. DiMartino*	$6,271	$1,255,000 (128)
Isabel P. Dunst	$5,030	$274,000 (34)
Roslyn M. Watson	$4,985	$453,000 (60)
Benaree Pratt Wiley	$5,023	$636,500 (82)
Interested Director
Gordon J. Davis	$5,027	$437,500 (56)
Advisory Directors
Clifford L. Alexander	$205	$170,000 (48)
Whitney I. Gerard	$205	$112,500 (34)
George L. Perry	$205	$90,000 (34)
Philip Toia	$205	$155,000 (66)

† Amounts shown do not include expenses reimbursed to Directors for attending Board meetings.
* Amounts shown do not include the costs of office space and related parking, office supplies, secretarial services and health benefits for the Chairman of the Board and health benefits for the Chairman’s spouse, which also are paid by the Fund (allocated among the funds in the BNY Mellon Family of Funds based on net assets). In 2018, the amount paid by the Fund was $177,162.
**Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Continuing Directors served as board members in 2018.

PART II

     Part II sets forth information regarding the officers of the Fund. Each officer of the Fund holds office for an indefinite term until his or her successor is elected and has qualified.

Name and Position		Principal Occupation and Business
with Fund (Since)	Age	Experience For Past Five Years
RENEE LAROCHE-MORRIS
President (2019)	47	President and Director of BNY Mellon
		Investment Adviser, Inc. since January
		2018; Director and Chairman and
		Director of the Distributor since June
		2018 and Executive Vice President
		of the Distributor since March 2018;
		Chief Financial Officer of BNY Mellon
		Wealth Management from May 2014
		to December 2017. She is an officer
		of 62 companies (comprised of 120
		portfolios) managed by the Investment
		Adviser.
JAMES WINDELS
Treasurer (2012)	60	Director – Mutual Fund Accounting of
		the Investment Adviser, and an officer
		of 63 investment companies (comprised
		of 143 portfolios) managed by the
		Investment Adviser.
BENNETT A. MACDOUGALL
Chief Legal Officer (2015)	47	Chief Legal Officer of the Investment
		Adviser and Associate General Counsel
		and Managing Director of BNY Mellon
		since June 2015; from June 2005 to
		June 2015, Director and Associate
		General Counsel of Deutsche Bank –
		Asset & Wealth Management Division,
		and Chief Legal Officer of Deutsche
		Investment Management Americas Inc.
		from June 2012 to May 2015. He is
		an officer of 63 investment companies
		(comprised of 143 portfolios) managed
		by the Investment Adviser.

Name and Position		Principal Occupation and Business
with Fund (Since)	Age	Experience For Past Five Years
DAVID DIPETRILLO
Vice President (2019)
	41	Head of North American Product, BNY
		Mellon Investment Management since
		January 2018; Director of Product
		Strategy, BNY Mellon Investment
		Management from January 2016 to
		December 2017; Head of US Retail
		Product and Channel Marketing, BNY
		Mellon Investment Management from
		January 2014 to December 2015. He is
		an officer of 62 investment companies
		(comprised of 120 portfolios) managed
		by the Investment Adviser.
JAMES BITETTO
Vice President (since 2012)	52	Managing Counsel of BNY Mellon and
and Secretary (2018)		Secretary of the Investment Adviser. He
		is an officer of 63 investment companies
		(comprised of 143 portfolios) managed
		by the Investment Adviser.
SONALEE CROSS
Vice President and	31	Counsel and Vice President of BNY
Assistant Secretary (2018)		Mellon since October 2016; Associate
		at Proskauer Rose LLP from April
		2016 to September 2016; Attorney at
		EnTrust Capital from August 2015
		to February 2016; Associate at Sidley
		Austin LLP from September 2013 to
		August 2015. She is an officer of 63
		investment companies (comprised
		of 143 portfolios) managed by the
		Investment Adviser.
DEIRDRE CUNNANE
Vice President and	29	Counsel and Vice President of BNY
Assistant Secretary (2019)		Mellon since August 2018; Senior
		Regulatory Specialist at BNY Mellon
		Investment Management Services
		from February 2016 to August 2018;
		Trustee Associate at BNY Mellon Trust
		Company (Ireland) Limited from
		August 2013 to February 2016. She is
		an officer of 63 investment companies
		(comprised of 143 portfolios) managed
		by the Investment Adviser.

Name and Position		Principal Occupation and Business
with Fund (Since)	Age	Experience For Past Five Years
SARAH S. KELLEHER
Vice President and	43	Managing Counsel of BNY Mellon since
Assistant Secretary (2014)		December 2017; Senior Counsel of BNY
		Mellon from March 2013 to December
		2017. She is an officer of 63 investment
		companies (comprised of 143 portfolios)
		managed by the Investment Adviser.
JEFF S. PRUSNOFSKY
Vice President and	54	Senior Managing Counsel of BNY
Assistant Secretary (2012)		Mellon, and an officer of 63 investment
		companies (comprised of 143 portfolios)
		managed by the Investment Adviser.
PETER SULLIVAN
Vice President and Assistant	51	Managing Counsel of BNY Mellon.
Secretary (2019)		He is an officer of 63 investment
		companies (comprised of 143 portfolios)
		managed by the Investment Adviser.
NATALYA ZELENSKY
Vice President and Assistant	34	Counsel and Vice President of BNY
Secretary (2017)		Mellon since May 2016; Attorney at
		Wildermuth Endowment Strategy
		Fund/Wildermuth Advisory, LLC
		from November 2015 until May 2016;
		Assistant General Counsel at RCS
		Advisory Services from July 2014 until
		November 2015. She is an officer of
		63 investment companies (comprised
		of 143 portfolios) managed by the
		Investment Adviser.
GAVIN C. REILLY
Assistant Treasurer (2012)
	50	Tax Manager of BNY Mellon Fund
		Administration, and an officer of 63
		investment companies (comprised
		of 143 portfolios) managed by the
		Investment Adviser.

Name and Position		Principal Occupation and Business
with Fund (Since)	Age	Experience For Past Five Years
ROBERT S. ROBOL
Assistant Treasurer (2012)
	55	Senior Accounting Manager – BNY
Mellon Fund Administration, and an
officer of 63 investment companies
(comprised of 143 portfolios) managed
by the Investment Adviser.
ROBERT SALVIOLO
Assistant Treasurer (2012)	52	Senior Accounting Manager of BNY
Mellon Fund Administration, and an
officer of 63 investment companies
(comprised of 143 portfolios) managed
by the Investment Adviser.
ROBERT SVAGNA
Assistant Treasurer (2012)
	52	Senior Accounting Manager — BNY
Mellon Fund Administration, and an
officer of 63 investment companies
(comprised of 143 portfolios) managed
by the Investment Adviser.
JOSEPH W. CONNOLLY
Chief Compliance Officer (2012)
	62	Chief Compliance Officer of the
Investment Adviser, the BNY Mellon
Family of Funds and BNY Mellon
Funds Trust (63 investment companies,
comprised of 143 portfolios).

     The address of each officer of the Fund is 240 Greenwich Street, New York, New York 10286.

PART III

     Part III sets forth information for the Fund regarding the beneficial ownership of its shares as of June 3, 2019 by the Nominees, Continuing Directors and officers of the Fund owning shares on such date and by any shareholders owning 5% or more of a class of the Fund’s outstanding shares.

     As of June 3, 2019, the Nominees, Continuing Directors and officers of the Fund, as a group, beneficially owned less than 1% of the Fund’s Common Stock, and did not own any VMTP Shares.

     To the Fund’s knowledge, based on filings made pursuant to Section 13 of the Exchange Act as of June 3, 2019, the following information with respect to beneficial ownership of more than 5% of the outstanding shares of Common Stock and/or outstanding shares of VMTP Shares has been reported.

	Name and Address of	Number of	Percent of
Title of Class	Beneficial Owner	Shares Owned	Class
VMTP Shares	Bank of America Corp.*	750	100%
	Bank of America Corporate Center
	100 North Tryon Street
	Charlotte, North Carolina 28255
	Banc of America Preferred	750	100%
	Funding Corporation*
	214 North Tryon Street
	Charlotte, North Carolina 28255

________________________
* Bank of America Corporation beneficially owns, and has shared voting and dispositive power with respect to, 750 shares through its wholly-owned subsidiary, Banc of America Preferred Funding Corporation.

     As of June 3, 2019, Cede & Co., P.O. Box 20, Bowling Green Station, New York, New York 10274 held of record approximately 100% of the outstanding shares of Common Stock and 100% of the outstanding VMTP Shares.

Section 16(a) Beneficial Ownership Reporting Compliances

     To the Fund’s knowledge, all of its officers, Directors, holders of more than 10% of its Common Stock or VMTP Shares and certain additional persons required to report their transactions in the Fund’s shares complied with all filing requirements under Section 16(a) of the Exchange Act during the fiscal year ended February 28, 2019. In making this disclosure, the Fund has relied solely on written representations of certain of such persons and reports furnished to it.

EXHIBIT B

THE BNY MELLON FAMILY OF FUNDS
BNY MELLON FUNDS TRUST

Nominating Committee Charter and Procedures

Organization

The Nominating Committee (the “Committee”) of each fund in the BNY Mellon Family of Funds (each, the “Fund”) shall be composed solely of Directors/Trustees (“Directors”) who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Directors”). The Board of Directors of the Fund (the “Board”) shall select the members of the Committee and shall designate the Chairperson of the Committee.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Directors of the Fund.

Evaluation of Potential Nominees

The Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. In evaluating potential Director nominees (including any nominees recommended by shareholders as provided below) in light of this standard, and to address certain legal and other requirements and considerations associated with composition of the Board, the Committee shall consider, among other factors it may deem relevant:

• the character and integrity of the person;

• whether or not the person is qualified under applicable laws and regulations to serve as a Director of the Fund;

• whether or not the person has any relationships that might impair his or her service on the Board;

• whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regarding the number and percentage of Independent Directors on the Board;

• whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related fund complexes;

B-1

• whether or not the person is willing to serve and is willing and able to commit the time necessary for the performance of the duties and responsibilities of a Director of the Fund; and

• the educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.

In addition, the Committee may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.

While the Committee is solely responsible for the selection and nomination of Directors, the Committee may consider nominees recommended by Fund shareholders. The Committee will consider recommendations for nominees from shareholders sent to the Secretary of the Fund, c/o BNY Mellon Investment Adviser, Inc. Legal Department, 240 Greenwich Street, 18th Floor, New York, New York 10286. A nomination submission must include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, as well as information sufficient to evaluate the factors listed above. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Nomination of Directors

After a determination by the Committee that a person should be selected and nominated as a Director of the Fund, the Committee shall present its recommendation to the full Board for its consideration.

Review of Charter and Procedures

The Committee shall review the charter and procedures from time to time, as it considers appropriate.

B-2

EXHIBIT C

REPORT OF THE AUDIT COMMITTEE
Dreyfus Municipal Bond Infrastructure Fund, Inc.

(the “Fund”)

April 22, 2019

     The Audit Committee oversees the Fund’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the Fund’s independent registered public accounting firm (the “independent auditors” or “auditors”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Fund’s accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Fund including the auditors’ letter and the matters in the written disclosures required by the PCAOB, and considered the compatibility of non-audit services with the auditors’ independence.

     The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Fund’s internal controls, and the overall quality of the Fund’s financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the Fund be included in the Fund’s Annual Report to Shareholders for the year ended February 28, 2019.

Francine J. Bovich, Audit Committee Chair
Joseph S. DiMartino, Audit Committee Member
J. Charles Cardona, Audit Committee Member
Isabel P. Dunst, Audit Committee Member
Nathan Leventhal, Audit Committee Member
Robin A. Melvin, Audit Committee Member
Roslyn M. Watson, Audit Committee Member
Benaree Pratt Wiley, Audit Committee Member

C-1

0805-PROXY-19

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
DMB_30721_062419

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on August 6, 2019
The Proxy Statement and Proxy Card for this meeting are available at:
https://im.bnymellon.com/us/en/intermediary/products/closed-end-funds.jsp

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
DMB_30721_062719_Pref

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on August 6, 2019
The Proxy Statement and Proxy Card for this meeting are available at:
https://im.bnymellon.com/us/en/intermediary/products/closed-end-funds.jsp

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: [X]

A Proposal — The Board of Directors recommends a vote "FOR" the following nominees.

1. Election of Directors:

				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Class II	01. J. Charles Cardona	02. Robin A. Melvin	03. Nathan Leventhal	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

____

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

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